--------------------------------------------------------------------------------
SHAREHOLDERS' MEETING
--------------------------------------------------------------------------------

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper Short-Term U.S. Government Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management   Underwriting of securities
   Agreement between the fund and Scudder
   Kemper Investments, Inc. This item was           For        Against   Abstain
   approved.
                                                    3,632,503  315,320   533,973
      For         Against   Abstain
                                               Investment in real estate
      5,112,330   194,546   443,067
                                                    For        Against   Abstain
2) To modify or eliminate certain policies
   and to eliminate the shareholder approval        3,625,201  322,623   533,973
   requirements as to certain other matters.
   These items were approved.                  Purchase of commodities

New investment objectives and policies              For        Against   Abstain

      For        Against   Abstain                  3,623,966  323,857   533,973

      3,631,835  315,989   533,973             Lending

Investment policies                                 For        Against   Abstain

      For        Against   Abstain                  3,620,872  326,952   533,973

      3,631,835  315,989   533,973             Margin purchases and short sales

Diversification                                     For        Against   Abstain

      For        Against   Abstain                  3,616,131  331,692   533,973

      3,632,503  315,320   533,973             Pledging of assets

Borrowing                                           For        Against   Abstain

      For        Against   Abstain                  3,620,736  327,088   533,973

      3,626,554  321,269   533,973             Purchases of securities

Senior securities                                   For        Against   Abstain

      For         Against   Abstain                 3,630,495  317,329   533,973

      3,632,503   315,320   533,973            Purchases of options and warrants

Concentration                                       For        Against   Abstain

      For        Against   Abstain                  3,613,927  333,896   533,973

      3,632,503  315,320   533,973


 8